Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Barnes & Noble, Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 31, 2009, relating to the consolidated financial statements, the effectiveness of internal control over financial reporting and schedule of Barnes & Noble, Inc. appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

/s/ BDO Seidman, LLP

New York, New York

July 13, 2009